Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES FIRST QUARTER RESULTS
Earnings Call to be Held Thursday, May 8, 2025 at 9:30 am CT
DALLAS, TX (May 7, 2025) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company,” “TPL,” “we,” “our” or “us”), one of the largest landowners in the State of Texas with surface and royalty ownership that provide revenue opportunities through the support of energy production, today announced its financial and operating results for the first quarter of 2025.
First Quarter 2025 Highlights
•Oil and gas royalty production of 31.1 thousand barrels of oil equivalent (“Boe”) per day, a Company record

•As of March 31, 2025, TPL’s royalty acreage had an estimated 5.9 net well permits, 12.9 net drilled but uncompleted wells ("DUCs"), and 5.4 net completed but not producing wells ("CUPs"). Net well permits, DUCs, and CUPs total 24.3 net wells(1), which represents a Company record. TPL had 90.2 net producing wells, and net producing wells added during the quarter had an average lateral length of approximately 8,988 feet.

•Water Services and Operations segment revenues of $69.4 million, a Company record

•Consolidated net income of $120.7 million, or $5.24 per share (diluted)

•Adjusted EBITDA(2) of $169.4 million

•Free cash flow(2) of $126.6 million

•Quarterly cash dividend of $1.60 per share was paid on March 17, 2025

(1) Total may not foot due to rounding.
(2) Reconciliations of non-GAAP performance measures are provided in the tables below.

“Results for the first quarter of 2025 represented an excellent start to the year as the Company set quarterly records for oil and gas royalty production and Water Services and Operations segment revenue," said Tyler Glover, Chief Executive Officer of the Company. “TPL's resilient business model, high-margin cash flows, and fortress balance sheet enhances the Company's ability to weather a potential industry downcycle. Near-term activity levels remain strong around our footprint, but should economic volatility persist, our business retains numerous naturally embedded hedges to mitigate the potential direct impact of lower oil prices. In addition, TPL’s exceptional financial profile and strong liquidity with ample cash and no debt also allows us to be opportunistic during periods of uncertainty.”

Financial Results for the First Quarter of 2025 - Sequential

The Company reported net income of $120.7 million for the first quarter of 2025 compared to net income of $118.4 million for the fourth quarter of 2024.

Total revenues for the first quarter of 2025 were $196.0 million compared to $185.8 million for the fourth quarter of 2024. The increase in total revenues was primarily due to a $14.3 million increase in oil and gas royalty revenue and a $2.1 million increase in water sales compared to the fourth quarter of 2024. The Company’s share of production was 31.1 thousand Boe per day for the first quarter of 2025 versus 29.1 thousand Boe per day for the fourth quarter of 2024, and the average realized price was $41.58 per Boe in the first quarter of 2025 compared to $37.93 per Boe in the fourth quarter of 2024. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $45.9 million for the first quarter of 2025 compared to $43.2 million for the fourth quarter of 2024. The increase in operating expenses was principally related to a $1.8 million increase in water service-related expenses during the first quarter of 2025 compared to the fourth quarter of 2024.

Financial Results for the First Quarter of 2025 - Year Over Year

Total revenues for the first quarter of 2025 were $196.0 million compared to $174.1 million for the first quarter of 2024. The increase in total revenues was primarily due to a $19.1 million increase in oil and gas royalty revenue and a $4.7 million increase in produced water royalties. The Company’s share of production was 31.1 thousand Boe per day for the first quarter of 2025 versus 24.8 thousand Boe per day for the first quarter of 2024, and the average realized price was $41.58 per Boe for the first quarter of 2025 versus $42.71 per Boe for the first quarter of 2024. Produced water royalties increased principally due to an increase in produced water volumes. TPL’s revenue streams are directly impacted by commodity prices and development and operating decisions made by its customers.

Total operating expenses were $45.9 million for the first quarter of 2025 compared to $38.1 million for the first quarter of 2024. The increase in operating expenses was principally related to a $6.8 million increase in depletion expense associated with oil and gas royalty interests acquired during the second half of 2024.

Quarterly Dividend Declared

On May 6, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $1.60 per share, payable on June 16, 2025 to stockholders of record at the close of business on June 2, 2025.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, May 8, 2025 at 9:30 a.m. Central Time to discuss first quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13753234. The telephone replay will be available starting shortly after the call through May 22, 2025.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 873,000 acres of land, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of the Company’s land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from the Company’s oil and gas royalty interests, and revenue related to saltwater disposal on the Company’s land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits principally related to a variety of land uses including, but not limited to, midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this news release are, and certain statements made on the related conference call may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions or the negative of such terms identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects; statements regarding the anticipated benefits of recent acquisitions; and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may differ materially from those set forth in the forward-looking statements due to a number of factors, including, but not limited to: the initiation or outcome of potential litigation; any changes in general economic and/or industry specific conditions; and the other risks discussed in TPL’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. You can access TPL’s filings with the Securities and Exchange Commission (“SEC”) through the SEC’s website at www.sec.gov and

TPL strongly encourages you to do so. These forward-looking statements are based only on information available to TPL and speak only as of the date hereof. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:
Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Company’s share of production volumes (1):
Oil (MBbls)	1,123	1,115	990
Natural gas (MMcf)	5,230	4,763	3,806
NGL (MBbls)	807	768	633
Equivalents (MBoe)	2,801	2,676	2,258
Equivalents per day (MBoe/d)	31.1	29.1	24.8

Oil and gas royalty revenue (in thousands):
Oil royalties	$76,179	$75,286	$72,614
Natural gas royalties	17,561	4,882	7,062
NGL royalties	17,505	16,786	12,444
Total oil and gas royalties	$111,245	$96,954	$92,120

Realized prices (1):
Oil ($/Bbl)	$71.05	$70.73	$76.77
Natural gas ($/Mcf)	$3.63	$1.11	$2.01
NGL ($/Bbl)	$23.46	$23.63	$21.24
Equivalents ($/Boe)	$41.58	$37.93	$42.71

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGL.
	MBbls	One thousand barrels of crude oil, condensate or NGL.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Revenues:
Oil and gas royalties	$111,245	$96,954	$92,120
Water sales	38,813	36,737	37,126
Produced water royalties	27,700	28,089	23,006
Easements and other surface-related income	18,225	21,761	20,646
Land sales	—	2,243	1,244
Total revenues	195,983	185,784	174,142

Expenses:
Salaries and related employee expenses	14,572	14,359	12,461
Water service-related expenses	11,126	9,357	10,212
General and administrative expenses	6,072	6,752	9,231
Depreciation, depletion and amortization	11,941	11,467	3,840
Ad valorem and other taxes	2,199	1,305	2,357
Total operating expenses	45,910	43,240	38,101

Operating income	150,073	142,544	136,041

Other income, net	4,321	8,434	9,943
Income before income taxes	154,394	150,978	145,984
Income tax expense	33,742	32,618	31,567
Net income	$120,652	$118,360	$114,417

Net income per share of common stock
Basic	$5.25	$5.15	$4.97
Diluted	$5.24	$5.14	$4.97

Weighted average number of shares of common stock outstanding
Basic	22,980,695	22,974,238	23,003,001
Diluted	23,005,847	23,015,530	23,020,249

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended
	March 31, 2025			December 31, 2024
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$111,245	$—	$111,245	$96,954	$—	$96,954
Water sales	—	38,813	38,813	—	36,737	36,737
Produced water royalties	—	27,700	27,700	—	28,089	28,089
Easements and other surface-related income	15,336	2,889	18,225	19,431	2,330	21,761
Land sales	—	—	—	2,243	—	2,243
Total revenues	126,581	69,402	195,983	118,628	67,156	185,784

Expenses:
Salaries and related employee expenses	7,404	7,168	14,572	7,366	6,993	14,359
Water service-related expenses	—	11,126	11,126	—	9,357	9,357
General and administrative expenses	3,313	2,759	6,072	4,509	2,243	6,752
Depreciation, depletion and amortization	7,689	4,252	11,941	7,327	4,140	11,467
Ad valorem and other taxes	2,189	10	2,199	1,269	36	1,305
Total operating expenses	20,595	25,315	45,910	20,471	22,769	43,240

Operating income	105,986	44,087	150,073	98,157	44,387	142,544

Other income, net	3,416	905	4,321	6,317	2,117	8,434
Income before income taxes	109,402	44,992	154,394	104,474	46,504	150,978
Income tax expense	23,858	9,884	33,742	22,543	10,075	32,618
Net income	$85,544	$35,108	$120,652	$81,931	$36,429	$118,360

SEGMENT OPERATING RESULTS (Continued)
(dollars in thousands) (unaudited)

	Three Months Ended
	March 31, 2025			March 31, 2024
	Land and Resource Management	Water Services and Operations	Consolidated	Land and Resource Management	Water Services and Operations	Consolidated
Revenues:
Oil and gas royalties	$111,245	$—	$111,245	$92,120	$—	$92,120
Water sales	—	38,813	38,813	—	37,126	37,126
Produced water royalties	—	27,700	27,700	—	23,006	23,006
Easements and other surface-related income	15,336	2,889	18,225	18,121	2,525	20,646
Land sales	—	—	—	1,244	—	1,244
Total revenues	126,581	69,402	195,983	111,485	62,657	174,142

Expenses:
Salaries and related employee expenses	7,404	7,168	14,572	6,465	5,996	12,461
Water service-related expenses	—	11,126	11,126	—	10,212	10,212
General and administrative expenses	3,313	2,759	6,072	6,674	2,557	9,231
Depreciation, depletion and amortization	7,689	4,252	11,941	693	3,147	3,840
Ad valorem and other taxes	2,189	10	2,199	2,356	1	2,357
Total operating expenses	20,595	25,315	45,910	16,188	21,913	38,101

Operating income	105,986	44,087	150,073	95,297	40,744	136,041

Other income, net	3,416	905	4,321	7,930	2,013	9,943
Income before income taxes	109,402	44,992	154,394	103,227	42,757	145,984
Income tax expense	23,858	9,884	33,742	22,256	9,311	31,567
Net income	$85,544	$35,108	$120,652	$80,971	$33,446	$114,417

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measures. These measures are not to be considered more relevant or accurate than the measures presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measures are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measures, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measures.

EBITDA, Adjusted EBITDA and Free Cash Flow

EBITDA is a non-GAAP financial measure of earnings before interest expense, taxes, depreciation, depletion and amortization. The purpose of presenting EBITDA is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA plus employee share-based compensation and less pension curtailment and settlement gain. The pension curtailment and settlement gain is related to a buyout by a third party of defined benefit obligations under our pension plan and the subsequent freezing of our pension plan, both of which occurred in the fourth quarter of 2024. We have excluded the pension curtailment and settlement gain from the calculation of Adjusted EBITDA as such gain is a non-recurring item and is not related to our core business. The purpose of presenting Adjusted EBITDA is to highlight earnings without non-cash activity such as share-based compensation and other non-recurring or unusual items, if applicable. We calculate free cash flow as Adjusted EBITDA less current income tax expense and capital expenditures. The purpose of presenting free cash flow is to provide an additional measure of operating performance. We have presented EBITDA, Adjusted EBITDA and free cash flow because we believe that these metrics are useful supplements to net income in analyzing the Company’s operating performance. Our definitions of EBITDA, Adjusted EBITDA and free cash flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA and free cash flow to net income for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024 (in thousands):

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net income	$120,652	$118,360	$114,417
Add:
Income tax expense	33,742	32,618	31,567
Depreciation, depletion and amortization	11,941	11,467	3,840
EBITDA	166,335	162,445	149,824
Add (deduct):
Employee share-based compensation	3,083	3,509	2,220
Pension curtailment and settlement gain	—	(4,616)	—
Adjusted EBITDA	169,418	161,338	152,044
Deduct:
Current income tax expense	(32,954)	(30,177)	(31,898)
Capital expenditures	(9,908)	(7,429)	(5,662)
Free cash flow	$126,556	$123,732	$114,484